Exhibit 10(l)(5)

                                 AMENDMENT NO. 5
                                       TO
                         PLAYTEX 1994 STOCK OPTION PLAN
                  FOR DIRECTORS AND EXECUTIVE AND KEY EMPLOYEES
                            OF PLAYTEX PRODUCTS, INC.

            THIS AMENDMENT NO. 5 to the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc. (the "Plan"), dated as of April 1, 1998, is adopted by unanimous written consent of the Board of Directors of Playtex Products, Inc. (the "Company"), a Delaware corporation.

      The Plan is hereby amended in the following manner:

      1. Section 5.1 of the Plan is hereby amended by adding at the end of the last sentence thereof, the following:

            Notwithstanding the foregoing, any Optionee may, at any time after April 1, 1998, transfer any Nonqualified Option or portion thereof to a Permitted Transferee (as defined in (d) below), subject to the following:

                  (a) Such transfer shall be permitted only if the Optionee does not receive any consideration for the transfer.

                  (b) Such transfer shall not be effective unless and until the
            Optionee has furnished the Committee with written notice of the transfer and copies of all documents evidencing the transfer.

                  (c) Any Nonqualified Option or portion thereof transferred by an Optionee to a Permitted Transferee may be exercised by the Permitted Transferee to the same extent as the Optionee would have been entitled to exercise it, and shall remain subject to all of the terms and conditions that would have applied to such Nonqualified Option under the provisions thereof and this Plan, if the Optionee had not transferred the Nonqualified Option or portion thereof to the Permitted Transferee.

                  (d) As used herein, the term "Permitted Transferee" shall
            mean, with respect to any Optionee, (i) one or more members of his or her Immediate Family, (ii) a trust solely for the benefit of the Optionee and/or one or more members of his or her Immediate Family, or (iii) a partnership or limited liability company whose only partners or members are the Optionee and/or one or more members of his or her Immediate Family. For this purpose, members of an Optionee's "Immediate Family" shall include his or her spouse, children or grandchildren (including adopted children and grandchildren and step-children and step-grandchildren).

                  To the extent that the terms of the Stock Option Agreement for any Nonqualified Option granted prior to April 1, 1998 prohibited the transfer of such Nonqualified Option, the terms of such Agreement shall be deemed to be automatically amended effective as of April 1, 1998 to permit such Nonqualified Option to be transferred in accordance with the provisions set forth above.

      2. In all other respects, the Plan, as amended, shall continue in full force and effect.

      I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Playtex Products, Inc. as of April 7, 1998.

                  Executed on this 7th day of April, 1998.


                  /s/ William Stammer
                  ---------------------------------------
                  Assistant Secretary